================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT #5 TO
                                    FORM SB-2
                   Commission Registration Number: 333-114564

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ACHIEVERS MAGAZINE INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

   NEVADA                 2721                   Applied For
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

Achievers Magazine, Inc.
Arto Tavukciyan, President
220 Cambie Street, Suite 400
Vancouver, British Columbia
Canada                                          V6B 2M9
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604)689-3983
                                           Fax:(604)689-2502
                                               --------------
Approximate date of commencement of
Proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock   1,768,900 shares   $0.25       $442,225     $56.03
-----------------------------------------------------------------------

(1) Based on the last sales price on July 31, 2003
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated January 26, 2006



Agent for service of process: Val-U-Corp Services Inc.
                              1802 N Carson Street, Suite 212
                              Carson City, Nevada, USA 89701
                              Telephone:  775-887-8853

                                 PROSPECTUS
                           ACHIEVERS MAGAZINE INC.
                              1,768,900 SHARES
                                COMMON STOCK
                              ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------
The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6 - 9.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                            ----------------

             The Date Of This Prospectus Is: January 26, 2006

                                Table Of Contents
                                                                 PAGE
Summary .......................................................    5
Risk Factors ..................................................    6
   -  Because we have only recently commenced business operations,
      we face a high risk of business failure...................   6
   -  If we are unable to generate significant revenues from our
      operations, our business will fail........................   7
   -  If we continue to incur net losses,  our business will fail  7
   -  Our business will fail unless we are able to raise
      additional funds for operations............................  7
   -  We currently rely on the Canadian Alternative Delivery
      Service to distribute our magazine as an insert in the Vancouver Sun newspaper. If we are unable to renew this agreement, we will have to find an alternative source of
      distribution, or our business will fail...................   7
   -  Because we have only completed part of our business plan,
      our business has a high risk of failure ..................   7
   -  If we are unable to hire and retain key personnel, then we
      may not be able to implement our business plan............   8
   - If our business plan fails, our company will dissolve and investors may not receive any portion of their investment back............................................  8
   - Because our business operations are primarily conducted in Canadian dollars, we may be negatively impacted by
      fluctuations in exchange rates............................   8
   -  Unless a public market develops for our common stock, our
      shareholders may not be able to sell their shares.........   8
   -  If a market for our common stock does develop, our stock
      price may be volatile.....................................   9
   - Because our directors and officers own 65.38% of our Outstanding common stock, they could make and control
      Corporate decisions that may be disadvantageous to minority shareholders...............................................  9
Use of Proceeds .................................................  9
Determination of Offering Price .................................  9
Dilution ........................................................ 10
Selling Shareholders ............................................ 10
Plan of Distribution ............................................ 14
Legal Proceedings ............................................... 16
Directors, Executive Officers, Promoters and Control Persons....  17
Security Ownership of Certain Beneficial Owners and Management .. 19
Description of Securities ....................................... 20
Interest of Named Experts and Counsel ........................... 21
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ...................................... 21
Organization Within Last Five Years ............................. 21
Description of Business ......................................... 22
Plan of Operations .............................................. 28
Description of Property ......................................... 31
Certain Relationships and Related Transactions .................. 32
Market for Common Equity and Related Stockholder Matters ........ 32
Executive Compensation .......................................... 33
Financial Statements ............................................ 35
Changes in and Disagreements with Accountants ................... 36
Available Information ........................................... 37

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

Through our wholly owned subsidiary, Achievers Publishing Inc., we are involved in the publication of Achievers Magazine. Since our inception, we have operated at a net loss.

Achievers Magazine contains articles focusing on individuals, institutions, organizations and corporations that have achieved success or are working towards it. We publish a diversity of articles on industry, arts, sciences, government, charities, education, research, food and fashion. While our magazine sells and carries conventional advertising, we generate additional revenue through the participation of individuals and companies in need of publicity. These parties, which are featured in our magazine, pay us a fee for the creation and publication of an article featuring them. Approximately 90% of the articles in our magazine constitute paid advertisements.

We have published six issues of Achievers Magazine since our inception in February 2003 and intend to publish four issues of the magazine each year.

Pursuant to a verbal agreement with Canadian Alternative Delivery Services, they have agreed to deliver Achievers Magazine with the Vancouver Sun, British Columbia's most read daily newspaper, through 2005 to a minimum of 40,000 high-income households in the greater Vancouver area. For this circulation, we pay a fee of the Canadian dollar equivalent of about $165 per thousand deliveries of an issue containing 75 to 100 pages, or approximately $4,000 to $5,800 per issue.

We were incorporated on February 13, 2003 under the laws of the state of Nevada. Our principal offices are located at 220 Cambie Street, Suite 400, Vancouver, British Columbia, Canada, V6B 2M9. Our telephone number is (604) 689-3983.

The Offering:

Securities Being Offered Up to 1,768,900 shares of common stock.

Offering Price               The selling shareholders will sell  our  shares  at
                             $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of  the  Offering      The selling  shareholders  will determine  when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The  offering   will  conclude   when  all  of  the
                             1,768,900  shares of common stock have been   sold,
                             the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.


Securities Issued
And to be Issued             5,108,900 shares of our common stock are issued and
                             outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the  sale  of
                             the common stock by the selling shareholders.

Summary Financial Information


Balance Sheet Data
                            October 31, 2005        July 31, 2005
                              (unaudited)             (audited)

Cash                             $   NIL             $    NIL
Accounts Receivable              $ 4,080             $  9,344

Total Assets                     $10,771             $ 15,909
Liabilities                     $243,245             $211,741
Total Stockholders' Equity      $232,474)           ($195,832)

Statement of Operations

                   Three Months Ended        Fiscal Year Ended
                    October 31, 2005           July 31, 2005
                      (unaudited)                 (audited)

Revenue                $ NIL                      $ 87,865
Comprehensive Loss    ($ 36,642)                 ($ 97,768)



                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. These constitute all of the material risks relating to our offering. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

We were incorporated on February 13, 2003. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our prospects in light of the fact that completed our first issue of Achievers Magazine in June 2003. We have only completed six issues of our magazine to date. Accordingly, we have minimal operating history from which investors can evaluate our business. Until we develop our business further by publishing more issues of Achievers Magazine and attempting to expand our magazine circulation within Vancouver and in other cities, it will be difficult for an investor to evaluate our chances for success. If we are unsuccessful in developing our operations, our business plan will fail.

IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS, OUR BUSINESS WILL FAIL.


We have generated revenues from inception on February 13, 2003 to October 31, 2005 totaling $355,207. If we are unable to continue to generate revenues from the sale of advertising and articles in Achievers Magazine, we will not be able to achieve profitability or continue operations.


IF WE CONTINUE TO INCUR NET LOSSES, OUR BUSINESS WILL FAIL


From our incorporation on February 13, 2003 to October 31, 2005, we incurred cumulative net losses of $246,052. We expect to incur losses in the foreseeable future as our business develops. Unless we are able to generate profit from our business operations within a reasonable time, our business will fail.


OUR BUSINESS WILL FAIL UNLESS WE ARE ABLE TO RAISE ADDITIONAL FUNDS FOR OPERATIONS.

Because we have incurred losses since our incorporation, we will require additional funding in order to continue business operations. to meet our obligations for the next twelve-month period. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. We do not have any arrangements in place for any future equity financing.

WE CURRENTLY RELY ON CANADIAN ALTERNATIVE DELIVERY SERVICE TO   DISTRIBUTE   OUR
MAGAZINE AS AN INSERT IN THE VANCOUVER SUN NEWSPAPER. IF WE ARE UNABLE TO RENEW THIS AGREEMENT, WE WILL HAVE TO FIND AN ALTERNATIVE SOURCE OF DISTRIBUTION, OR OUR BUSINESS WILL FAIL.

We have a verbal agreement with Canadian Alternative Delivery Service whereby it will distribute our magazine as an insert in the Vancouver Sun newspaper at specific rates. Canadian Alternative Delivery Service may terminate this agreement at any time. If this occurs, we will have to find other entities to distribute our magazine for us. If we are unable to find a suitable distributor, our business will fail. Even if we are able to reach an alternative distribution arrangement, we may have to pay a higher price for such distribution, which would increase our operating expenses.


BECAUSE WE HAVE ONLY COMPLETED PART OF OUR BUSINESS PLAN, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

To date, we have completed only part of our business plan and we can provide no assurance that we will be able to sell enough advertising space in future magazine issues in order to achieve profitability. At October 31, 2005, we had no cash on hand, trade accounts receivable of $4,080 and liabilities of $243,245. As at January o, 2006, we have cash on hand of approximately $3,000. It is not possible at this time for us to predict with assurance the potential success of our business.


IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

We depend on the services of our senior management and key technical personnel. In particular, our success depends on the continued efforts of our president, Arto Tavuciyan, who acts as our publisher and creative director; our vice president of editorial production, Lyndon Grove who is the editor of our magazine; and our vice president of marketing and promotion, Alexander Ozer, who is our co-publisher and sales director. The loss of the services of Mr. Tavuciyan, Mr. Grove or Mr. Ozer could result in the failure of our business. Specifically, we rely on Mr. Tavuciyan to oversee the content and creative direction of our magazine, on Mr. Grove to properly edit our magazine content and on Mr. Ozer to ensure the continuation of our magazine distribution and advertising sales. If we lost the services of any of these key persons, it would be difficult to find replacements with similar skills, experience and industry contacts. Each of these individuals may terminate his services with us upon 90 days written notice, with or without cause.

IF OUR BUSINESS PLAN FAILS, OUR COMPANY WILL DISSOLVE AND INVESTORS MAY NOT RECEIVE ANY PORTION OF THEIR INVESTMENT BACK.

If we are unable to realize profitable operations, our business will eventually fail. In such circumstances, it is likely that our company will dissolve and, depending on our remaining assets at the time of dissolution, we may not be able to return any funds back to investors. We do not have any plans to engage in an acquisition or business combination if our business plan is unsuccessful.

BECAUSE OUR BUSINESS OPERATIONS ARE PRIMARILY CONDUCTED IN CANADIAN DOLLARS, WE MAY BE NEGATIVELY IMPACTED BY FLUCTUATIONS IN EXCHANGE RATES.

While we intend to raise all of our future equity funding in United States dollars, all of our business operations are conducted through our subsidiary in Canadian dollars. All of our business expenses and revenue are paid in Canadian dollars. If the rate for exchanging United States dollars for Canadian dollars drops, our financial position suffers as we obtain less Canadian dollars to fund operations.

UNLESS A PUBLIC MARKET DEVELOPS FOR OUR COMMON STOCK, OUR SHAREHOLDERS MAY NOT BE ABLE TO SELL THEIR SHARES.

There is no established market for our common stock and we cannot assure you that an active trading market will develop and be sustained following the completion of this offering. Without a public market, it may be difficult for an investor to find a buyer for our common stock.

IF A MARKET FOR OUR COMMON STOCK DOES DEVELOP, OUR STOCK PRICE MAY BE VOLATILE.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

     o Our ability to complete  additional magazine issues;
     o Our ability to generate revenues from  advertising  and editorial  sales;
     o Increased competition from competitors who offer similar advertising opportunities; and
     o Our financial condition and results of our operations.

BECAUSE OUR DIRECTORS AND OFFICERS OWN 65.38% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER SHAREHOLDERS.

Our directors and officers own approximately 65.38% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. This price does not reflect the book value of our common stock.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,768,900 shares of common stock offered through this prospectus. The shares include the following:

1. 1,575,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 26, 2003; and

2. 160,000 shares of common stock that a selling shareholder acquired from us in connection with our acquisition of a 100% interest in Achievers
     Publishing Inc. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933.

3. 33,900 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 31, 2003.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

 1.  the number of shares owned by each prior to this offering;
 2.  the total number of shares that are to be offered for each;
 3. the total number of shares that will be owned by each upon completion of the offering; and
 4.  the percentage owned by each upon completion of the offering.

                            Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
-----------------------------------------------------------------------

Nore Mamprelyan   250,000      250,000           Nil           Nil
8500 Littlemore
Place
Richmond, B.C.
Canada

Hougas Cavak      250,000      250,000           Nil           Nil
6111 Tiffany Blvd.
Richmond, B.C.
Canada

Greg Yanke        250,000      250,000           Nil           Nil
145 St. Georges Ave
Suite 1008
North Vancouver, B.C.
Canada

Arsaluys Tavukciyan 250,000    250,000           Nil           Nil
560 Cardero Street
Suite 601
Vancouver, B.C.
Canada

                            Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
-----------------------------------------------------------------------

John Plaschinski   235,000      235,000           Nil           Nil
1237 Burrard Street
Vancouver, B.C.
Canada

Ingrid Berg and   500,000      500,000           Nil           Nil
Jack Timurian
17392 Hillview Place
Surrey, B.C.
Canada

Ray Torresan          400          400           Nil           Nil
2295 West 1st Ave.
Suite 4
Vancouver, B.C.
Canada

Ohannes Isbeceryan    400          400           Nil           Nil
5407 West Vista Ct.
West Vancouver, B.C.
Canada

Kamer Karakas         400          400           Nil           Nil
1175 Gordon Ave.
West Vancouver, B.C.
Canada

Beverley Lawson    20,000       20,000           Nil           Nil
938 Nelson Street
Suite 4603
Vancouver, B.C.
Canada

Murat Imren           400          400           Nil           Nil
1825 Palmerston Ave.
West Vancouver, B.C.
Canada

Tom Newton            400          400           Nil           Nil
1533 Grand Blvd.
North Vancouver, B.C.
Canada

                            Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
-----------------------------------------------------------------------

Nottingham Ventures 1,500        1,500           Nil           Nil
Group
(Rob Dawson)
2353 Nottingham Pl.
Port Coquitlam, B.C.
Canada

Arkun Durmaz          400          400           Nil           Nil
4539 West 7th Ave.
Vancouver, B.C.
Canada

Lynne Katona          400          400           Nil           Nil
1938 Cardinal Cres.
North Vancouver, B.C.
Canada

Michael Bidu          400          400           Nil           Nil
3711 Princess St.
North Vancouver, B.C.
Canada

Ioana Bidu            400          400           Nil           Nil
3711 Princess St.
North Vancouver, B.C.
Canada

Michael Townsend      400          400           Nil           Nil
2948 West 28th Ave.
Vancouver, B.C.
Canada

Irving & Co.        1,500        1,500           Nil           Nil
(Peter Irving
Robert Dawson)
355 Burrard Street
Suite 1100
Vancouver, B.C.
Canada

Jirayir Arslanyan     400          400           Nil           Nil
9813 Waller Crt.
Richmond, B.C.
Canada

Stuart Zukerman       400          400           Nil           Nil
1122 Mainland St.
Vancouver, B.C.
Canada

                            Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
-----------------------------------------------------------------------

C.A.B. Scharf         400          400           Nil           Nil
9731 Capella Dr.
Richmond, B.C.
Canada

Jacqueline Zukerman   400          400           Nil           Nil
11731 Railway Ave.
Richmond, B.C.
Canada

Hrant Karakas         400          400           Nil           Nil
1995 Mathers Ave.
West Vancouver, B.C.
Canada

Peter Irving          750          750           Nil           Nil
936 Selkirk Cres.
Coquitlam, B.C.
Canada

Yolanda Irving        750          750           Nil           Nil
936 Selkirk Cres.
Coquitlam, B.C.
Canada

Edmund Souin          400          400           Nil           Nil
1046 Braeside St.
West Vancouver, B.C.
Canada

Robert Gair         1,000        1,000           Nil           Nil
2858 McBride Avenue
Surrey, B.C.
Canada

Clive Brookes       1,000        1,000           Nil           Nil
2582 O'Hara Lane
Surrey, B.C.
Canada

Evelyn Brookes      1,000        1,000           Nil           Nil
2582 O'Hara Lane
Surrey, B.C.
Canada

* Ingrid Berg and Jack Timurian are common law spouses. For the purpose of the table above, there shareholdings are aggregated as each is the beneficial owner of the shares held in the name of the other. Ingrid Berg and Jack Timurian are each the registered owners of 250,000 shares.


The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,108,900 shares of common stock outstanding on the date of this prospectus.

None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer.

Arsaluys Tavukciyan is the mother of Arto Tavukciyan, our president and a director.

John Plaschinski was one of the shareholders who sold his interest in Achievers Publishing Inc., our subsidiary, to us.

Greg Yanke has provided us with legal advice in connection with our subsidiary's business in British Columbia.

Otherwise, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.


                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. This price does not have any relationship to the book value of our common stock.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $12,056.03. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. We will pay the offering expenses from cash on hand, business revenue and director loans.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to affecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

The offering will terminate when all of the 1,768,900 shares of common stock held by the selling security holders have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide to terminate the registration of the shares.

                                Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Arto Tavukciyan                  47
Lyndon Grove                     71

Executive Officers:

Name of Officer                  Age                 Office
---------------------           -----           -------
Arto Tavukciyan                  47             President, Secretary,
                                                Treasurer, Chief
                                                Executive Officer and
                                                Principal Accounting
                                                Officer

Lyndon Grove                     71             Vice President of
                                                Editorial Production

Alexander Ozer                   46             Vice President of
                                                Marketing and Promotion

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Arto Tavukciyan has acted as our president, secretary, treasurer, chief executive officer and as a director since our inception. He is a graphic designer who concurrently established a private company, One Man Ad Machine Ltd., and a studio in Vancouver in 1992 in order to serve a diversity of clients, including major advertising and public relations agencies. Mr. Tavukciyan acts as the president and sole director of the company. He devotes about 20 hours per week to the affairs of One Man Ad Machine Ltd.

From 2001 to 2002, Mr. Tavukciyan acted as art director of Luxury Magazine. From 1998 to 2001, as founding art director, and subsequently production manager, of NUVO Magazine, he was primarily responsible for that publication's selection as Best Printed Magazine in North America by the Printing Industries of America. Thereafter, Mr. Tavukciyan was commissioned to redesign Luxury, a Toronto-based national magazine. He is primarily responsible for the operations and financial direction of the Company, as well as for photography, artwork, design and production.

Mr. Tavukciyan devotes approximately 30 hours per week to our business affairs. He is not employed by any other companies other than One Man Ad Machine Ltd.

Lyndon Grove has acted as our vice president of editorial production and as a director since our inception. He previously acted as editor of NUVO Magazine, Vancouver Life and other publications from May 1998 to November 2001. Mr. Grove has had a wide-ranging career in news and entertainment media, advertising and public relations. His work has appeared in various magazines and newspapers including the Globe and Mail, Westworld and Bon Appetit. He is also the author or co-author of four non-fiction books on a diversity of subjects. Campaigns he has produced have won numerous honors including the International Broadcasting Award and Awards of Excellence from the Public Relations Societies of both Canada and the United States. Mr. Grove has served as consultant to various media chains and advertising agencies, and has taught writing and sales in the broadcast department of the British Columbia Institute of Technology and writing style and magazine production in the journalism department of Vancouver Community College.

From 2001 to 2003, Mr. Grove acted as the creative director of Lime Grove Communications, a private company involved in providing writing, editing and broadcast services.

Since 2001, Mr. Grove has provided fiction and non-fiction written works to book publishers, as well as research and creative services to advertising and public relation firms.

Mr. Grove devotes approximately 20 hours per week to our business affairs. He is not employed by any other companies.

Alexander Ozer has acted as our vice president of marketing and promotion since our inception. He has been involved at senior levels of the publishing industry for over 20 years. Mr. Ozer began his career in London with Sir Joslyn Stevens' magazine group that included Harpers, Queens and Tatler. Moving to Australia, he published the Millionaire Magazine. Mr. Ozer was also responsible for developing the concept behind and publishing NUVO Magazine, serving as its original publisher and establishing marketing and distribution networks in Canada and the United States. He acted as publisher of NUVO Magazine from 1997 to 1999. From 1999 to February 2003, Mr. Ozer was a publisher with B2B Publishing Ltd., a private British Columbia company involved in designing and distributing industry specific wall planners. Since February 2003, he has been employed with us.

Mr. Ozer devotes approximately 30 hours per week to our business affairs. He is not employed by any other companies.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
-------------------------------------------------------------------------

Common         Arto Tavukciyan                  2,840,000       55.59%
Stock          President, Chief
               Executive Officer
               Principal Accounting
               Officer And Director
               355 Burrard Street, 11th Floor
               Vancouver, B.C.
               Canada

Common         Lyndon Grove                       500,000        9.79%
Stock          Vice president of editorial
               production and director
               355 Burrard Street, 11th Floor
               Vancouver, British Columbia
               Canada


Common         Ingrid Berg*                       500,000        9.79%
Stock          17392 Hillview Place
               Surrey, B.C., Canada

Common         Jack Timurian*                     500,000        9,79%
Stock          17392 Hillview Place
               Surrey, B.C., Canada


Common         Alexander Ozer                           0        0.00%
Stock          Vice president of marketing
               and promotion
               355 Burrard Street, 11th Floor
               Vancouver, British Columbia
               Canada

Common         All Officers and Directors       3,340,000       65.38%
Stock          as a Group that consists of       shares
               three people

The percent of class is based on 5,108,900 shares of common stock issued and outstanding as of the date of this prospectus.


* Ingrid Berg and Jack Timurian are common law spouses. For the purpose of the table above, there shareholdings are aggregated as each is the beneficial owner of the shares held in the name of the other. Ingrid Berg and Jack Timurian are each the registered owners of 250,000 shares.

There are no arrangements that may result in our change in control of the company.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

There are no provisions in our charter or by-laws that would delay, defer or prevent a change in control of the company.

Common Stock

As of January , 2005,   there were 5,108,900 shares of our common stock issued
and outstanding that are held by 33 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Warren J. Soloski, our independent legal counsel, has provided an opinion on the validity of our common stock. He has no other relationship to our registration statement and has not otherwise been involved with the filing.

The Securities and Exchange Commission brought proceedings against Mr. Soloski in the United States District Court for the District of Columbia alleging that he traded on the basis of insider information that he obtained while acting as legal counsel for a company known as Pay Pop, Inc. Mr. Soloski was subject to a final judgment in the matter.

In a separate matter, the Securities & Exchange Commission brought   proceedings
against Mr. Soloski alleging that he prepared misleading   quarterly, annual and
current reports, as well as fraudulent Form S-8 registration statements.

The financial statements included in this prospectus and the registration statement have been audited by the independent accounting firm of Amisano Hanson, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

            Disclosure Of Commission Position Of Indemnification For
                           Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We were incorporated on February 13, 2003 under the laws of the state of Nevada. On that date, Arto Tavukciyan and Lyndon Grove were appointed as our directors. As well, Mr. Tavukciyan was appointed as our president and chief executive officer, Mr. Grove was appointed as our vice president of editorial production and Mr. Alexander Ozer was appointed as our vice president of marketing and promotion.

                             Description Of Business

Business Development

We were incorporated pursuant to the laws of Nevada on February 13, 2003. By a share purchase agreement dated March 31, 2003, we agreed to acquire from Mr. Arto Tavukciyan, our president and a director, and Mr. John Plaschinski, 100% of the issued shares of Achievers Publishing Inc. We purchased the company in consideration of us issuing 840,000 shares of our common stock to Mr. Tavukciyan and an additional 160,000 shares of our common stock to Mr. Plaschinski.

Achievers Publishing Inc. is a private company that was incorporated pursuant to the laws of British Columbia, Canada on March 13, 2003.

Our acquisition of Achievers Publishing Inc. effected a change in control of our company and was accounted for as a "reverse acquisition" whereby Achievers Publishing Inc. is the accounting acquiror for financial statement purposes.

All financial figures provided in this section are in United States dollars.

Achievers Magazine

Through our wholly  owned  subsidiary,  we are  involved in the  publication  of
"Achievers Magazine". Achievers Magazine contains articles focusing on individuals, institutions, organizations and corporations that have achieved success in their particular industry or are working towards it.

We publish a diversity of articles on industry, arts, sciences, government, charities, education, research, food and fashion that take the form of biographical or human interest stories. To date, the subjects of our articles have featured organizations such as the Canadian Arthritis Society, the University of British Columbia's fertility clinic and the Sumac Ridge Winery. We have also featured individuals such as a man who has overcome cerebral palsy to achieve success in his law practice and in cycling and the founder of Polar Bear Diamonds, a Vancouver-based company involved in the sale of diamonds from Canadian operated mines. The information that we publish in these articles is of general interest. No financial or stock information is provided. The articles do not solicit investors for offerings.

The cover articles in our first five issues featured the principal of Polar Bear diamonds, the University of British Columbia Fertility Clinic and Kate Hammett Vaughan, an award-winning jazz singer, Vancouver College and the directors of Focus On the Family.

We intend to publish up to four issues of Achievers Magazine each year. To date, we have published six issues: one in June 2003, September 2003, November 2003, April 2004, September 2004 and June 2005. Each issue of Achievers Magazine has contained from 36 to 80 pages, approximately 80% of which constitute articles and approximately 20% of which constitute advertising. We print 40,000 copies of each issue. We anticipate that the next issue of Achievers Magazine will be published in spring of 2006.

Advertising and Editorial Revenue

Our magazine sells and carries conventional advertising. The size of each advertisement ranges from one-half to two full pages. Our vice-president of promotion and marketing, Mr. Alexander Ozer, is responsible for approaching potential advertisers and negotiating and executing advertising contracts with them. Our advertising rates are as follows:

Type and Size of                    Three Issues       Five Issues
 Advertisement     One Issue    (per advertisement) (per advertisement)

Full page            $2,900           $2,500             $1,850
Two-thirds page      $2,200           $1,850             $1,500
Half page            $1,850           $1,500             $1,500
One-third page       $1,500           $1,300             $1,100

Inside front cover   $5,200           $5,200             $5,200
Inside back cover    $3,700           $3,700             $3,700
Back cover           $5,200           $5,200             $5,200

Double page spread   $4,450           $3,700             $3,000

To date, our advertisers have typically been Vancouver-based or national businesses that market products to high net worth individuals. In the first issue of our magazine, our advertisers included Rolex Watches, Omega Watches, Land Rover, Lugaro Jewelers, Jaguar Vancouver and BMW Vancouver retailers.

The preparation of our editorial content also provides us with a revenue stream. We offer individuals and companies in need of publicity with the opportunity to be featured in an article. In order to be the subject of one of our magazine articles, these parties must pay us a fee of approximately $1,250 per editorial page. Approximately 90% of our articles are paid advertisements.

We do not disclose in the magazine that the subjects of articles pay for the publication of the articles. The Competition Act, the only Canadian law that applies to media advertising in the country, ensures that competitive advertised claims are fair and not misleading. The Competition Act does not address the subject of paid advertisements and disclosure of such arrangements.

We do not charge readers for our magazine. They are distributed to consumers free of charge with the Vancouver Sun, one of Vancouver's two daily newspapers.

Production Costs

The cost of publishing one issue of Achievers Magazine is approximately $50,000. This amount consists of printing costs of $30,000, distribution costs ranging from $4,000 to $5,800 depending on the number of pages contained in an issue of our magazine and the number of issues we publish. We also incur photography, writing and scanning and related creation costs of $15,000. The revenue that we generate from each issue of our magazine is approximately
$66,000.

In addition, we pay or accrue fees of $2,500 Canadian dollars, equivalent to approximately $2,040 United States dollars, per month to each of our officers:
Arto Tavukciyan, Lyndon Grove and Alexander Ozer. Mr. Tavukciyan receives these fees for acting as co-publisher and creative director of our magazine. Mr. Grove receives these fees for acting as editor of our magazine. Mr. Ozer receives
these fees for acting as our co-publisher and   sales   director. As at October
31, 2005, the following amounts are due to our directors and officers:

                                    Arto Tavukciyan:          $54,147
                                    Alexander Ozer:           $43,516
                                    Lyndon Grove:             $34,085

In total, our printing and operating costs directly related to our magazine publishing business are approximately $12,500 per month. We also incur general and administrative expenses and rent costs of approximately $11,000 per month. As a result, we have operated at a net loss since inception. From our incorporation on February 13, 2003 to October 31, 2005, we have incurred a net loss of $246,052.

Magazine Distribution

We have a verbal distribution agreement for Achievers Magazine   with   Canadian
Alternative Delivery Services, a company that has   the   exclusive right to
distribute inserts in  the   Vancouver   Sun, British Columbia's most read daily
newspaper based in Vancouver, British Columbia.

We previously had a written distribution agreement directly with the Vancouver Sun newspaper. However, they have since ceased their involvement in insert distribution arrangements due to union issues and and have made Canadian Alternative Delivery Service responsible for this service. This change of agreement could affect our business since it could be terminated by Canadian Alternative Delivery Service at any time.

Canadian Alternative Delivery Services has agreed   to   deliver   Achievers
Magazine as a free insert with the Vancouver Sun to a minimum of 40,000 high-income households in the greater Vancouver area. For this service, we pay distribution costs based on the number of pages in a magazine issue as follows:

The distribution rate of the magazine is based on the number of pages per issue:

             Number of Pages             Cost per Thousand

               Up to 50                        $100
               50 to 75                        $125
               75 to 100                       $145
               100 to 125                      $165
               125 to 150                      $185
               150 to 186                      $205

We have produced six issues of Achievers Magazine ranging   from 36 to 80 pages.
This translates to a  total distribution   cost ranging from $4,000 (ie. at $100
per thousand) to $5,800 (ie. at $145 per thousand).

Our distribution agreement with Canadian Alternative  Delivery Services does not have a specific termination date. They may terminate the agreement or revise the distribution costs at any time. If Canadian Alternative Distribution Services terminates our agreement, we will need to find another distributor for our magazine. While we have discussed such an arrangement with other Canadian daily newspapers, we do not have an operating agreement in this regard.


We are entirely dependent upon the Canadian Alternative Delivery Services for the distribution of our magazine. We do not utilize any additional sources of distribution.

Employees

We have two part-time employees and one full time employees. Our sole employees are our directors and officers. Our president, Mr. Arto Tavukciyan, acts as our co-publisher and as our creative director. His other business time is devoted to One Man Ad Machine Ltd., a private company that he operates. He devotes approximately 20 hours per week to One Man Ad Machine Ltd.'s affairs and approximately 30 hours per week to our affairs.

Our other director, Mr. Lyndon Grove, is the editor of Achievers Magazine. Mr. Grove commits approximately 25% of his business time to our affairs. The balance of his business time is spent writing fiction and non-fiction for book publishers, as well as providing advertising and public relation firms with research and creative services.

Our vice-president of promotion and marketing, Mr. Alexander Ozer, acts as our co-publisher and sales director. Mr.Ozer commits all of his business time to our affairs.

We have a management agreement with our president, Mr. Arto Tavukciyan, whereby we pay him $2,500 Canadian dollars per month, equivalent to approximately $2,040 United States dollars per month, for his services as our co-publisher and creative director.

We have a verbal consulting agreement with our vice president of editorial production, Mr. Lyndon Grove, whereby we pay him $2,500 Canadian dollars per month, equivalent to approximately $2,040 United States dollars per month, for his services as our editor.

We have a verbal consulting agreement with our vice president of sales and marketing, Mr. Alexander Ozer, whereby we pay him $2,500 Canadian dollars per month, equivalent to approximately $2,040 Unites States dollars per month for his services as our co-publisher and sales director.

We do not have any written agreements with any writers or photographers. We retain their services on a freelance basis as is customary in the magazine publishing industry.

Future Development

We intend to expand our business by increasing the amount of content in our magazine and thereby increasing advertising and editorial revenue.

Based on the success of our operations, we intend to expand our business plan into other cities in Canada. We chose Vancouver as the first city in which to publish Achievers Magazine based on its significant population and our directors' and officers' business contacts in the area. It is also the place of residence of our directors and officers.

We also intend to seek distribution arrangements in the Toronto, Ontario and Montreal, Quebec areas which would enable us to publish variations of Achievers Magazine in those cities. Our article content and advertising would be tailored to those local markets.

We have had preliminary discussions with three Canadian daily newspapers regarding distribution of our magazine: the Toronto Globe and Mail, the Montreal Gazette and the Calgary Herald. We have not entered into any agreements with these newspapers and there is no guarantee that we will be able to do so.

Customers

We are not dependent on one or a few major customers. We have a wide variety of advertisers and businesses commissioning articles. Our customers vary from issue to issue of our magazine.

Research and Development

We have not conducted any research and development activities since our incorporation.

Competition

The publishing industry, in general, is intensively competitive and there can be no assurance that we will be successful in attracting sufficient numbers of advertisers in order to ensure our profitability.

Our chief competition is from magazines, newspapers and other print media that rely on advertising. There are currently over 1,000 magazines published in Canada, most of which are modest enterprises, with a few large companies. The survival rate for new magazines is low due to the challenges of distribution and revenue generation from advertising and readership sales.

In the publishing industry, we are one of many small magazines with limited circulation. We do not currently have a significant impact within the Vancouver or Canadian magazine sector.

We hope to overcome the competitive advantages of larger magazines by having parties featured in the magazine's articles pay fees for the preparation of the articles and thereby generating additional revenue. For most of our competitors, providing reader content in the form of articles is expensive and does not generate any revenue.

Patents and Trademarks

We have applied for trademark protection of our Achievers Magazine logo magazine name in Canada and United States. We are not able to trademark our magazine name as it is too common.

Government Regulations

We do not expect governmental regulations to materially restrict our business operations. Existing laws with which we must comply cover issues that include:

o    sales and other taxes;
o    pricing controls;
o    libel and defamation; and
o    copyright and trademark infringement.

New laws may impact our ability to market our magazine in the future. However, we are not aware of any pending laws or regulations that would have an impact on our business.

Subsidiaries

We own a 100% interest in Achievers Publishing Inc., a British Columbia company that publishes Achievers Magazine.

                                Plan Of Operation

Overview

We were incorporated pursuant to the laws of Nevada on February 13, 2003. We did not commence business operations until we acquired a 100% interest in our wholly owned subsidiary, Achievers Publishing Inc. By a share purchase agreement dated March 31, 2003, we agreed to acquire from Mr. Arto Tavukciyan, our president and a director, and Mr. John Plaschinski, 100% of the issued shares of Achievers Publishing Inc. We purchased the company in consideration of us issuing 840,000 shares of our common stock to Mr. Tavukciyan and an additional 160,000 shares of our common stock to Mr. Plaschinski.

Achievers Publishing Inc. is a private company that was incorporated pursuant to the laws of British Columbia, Canada on March 13, 2003.

Our acquisition of Achievers Publishing Inc. effected a change in control of our company and was accounted for as a "reverse acquisition" whereby Achievers Publishing Inc. is the accounting acquiror for financial statement purposes.

Cash Requirements

Our plan of operation for the twelve months following the date of this prospectus is to publish an additional four issues of Achievers Magazine. We anticipate that the average cost to publish each issue of Achievers Magazine will continue to be $50,000. Total costs for the four issues to be published within the next year are therefore $200,000. Subject to financing, we intend to publish issues of Achievers Magazine in March, June, September and December of 2006.

We do not plan to conduct any product research and development, purchase any significant equipment or increase our number of employees in the next 12 months. We will focus our efforts on ensuring our magazine content is of good quality by interviewing and arranging for suitable subjects for our magazine articles. In addition, we will attempt to expand our base of advertisers.

During the same period, we expect to pay or accrue a total of $2,500 Canadian dollars (approximately $2,040 United States dollars) per month to each of our three directors and officers. All fees accrued for the next 12 months will equal $73,440 (United States funds).


As well, we anticipate spending an additional $65,000 on administrative costs such as accounting and auditing fees, professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $338,440.

Internal and External Sources of Liquidity


At October 31, 2005, our current assets consisted of $4,080 in accounts receivable and $3,064 in prepaid expenses. Our current cash on hand as at January o, 2006 is approximately $3,000. In order to satisfy our anticipated cash requirements, we will rely upon director loans. We intend to look to our directors to provide loans of approximately $50,000. While our president, Arto Tavukciyan, has indicated that he is prepared to loan funds to us in order to sustain operations, we do not have any binding commitment in this regard.

We will have to raise additional funds in the next twelve months in order to sustain and expand our operations. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that a portion of additional funding, of approximately $300,000, will be in the form of equity financing from the sale of our common stock. We anticipate that our equity sales will be private issuances. We will likely solicit potential investors who are friends or business associates of our directors and officers. If our common stock is quoted for trading on the OTC Bulletin Board, of which there is no guarantee, then we may consider sourcing public financing. However, we do not have any arrangements in this regard.

We have and will continue to seek to obtain short-term loans from our directors, although future arrangement for additional loans have not been made. We do not have any agreements with our directors concerning these loans. We do not have any arrangements in place for any future equity financing.

Events, Trends and Uncertainties Relating to Revenue

The continuing development of our business will depend upon our ability to continue to attract subjects for our magazine articles, as well as advertisers and equity financing. Although we do not anticipate any difficulties in attracting customers in the same quantities that we have to date, there is no guarantee that this will not change in the future. Future advertising may be affected by events and trends such as general economic conditions, alternative means of advertising and the circulation of our magazine.

During 2005, we were only able to publish two issues of Achievers Magazine due to difficulties in raising financing. We intend to publish four issues of Achievers magazine in 2006. However, this will be subject to us raising $50,000 per issue to cover the costs of publication. These funds must come from clients paying for magazine articles, advertisers, our sale of shares of common stock and director loans.


In order to increase our revenue in the future, we will have to increase our advertising rates, or the rates we charge for publishing editorials for clients. In order to justify higher rates, we will need to increase our magazine circulation by reaching agreements with additional magazine distributors. Although we have entered into discussions with several Canadian daily newspapers regarding such distribution, we have not entered into any additional distribution agreements to date and cannot be assured that we will be able to do so.

The independent accountants that rendered audit opinions on our financial statements for the fiscal years ended July 31, 2005 and 2004 have indicated that there is substantial doubt about our ability to continue as a going concern. They have indicated that our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that we will be able to continue as a going concern.

Events, Trends and Uncertainties Relating to Liquidity

Our ability to collect accounts receivable will also have an impact on our short and long term liquidity. As at October 31, 2005, we had accounts receivable of $4,080 (net of doubtful accounts of $8,688).

Our liquidity will also be affected by our ability to secure additional financing for operations from the sale of our common stock and from director loans. We do not have any arrangements in this regard. Our inability to attract financing will delay the implementation of our plan of operations.

Material Commitments for Capital Expenditures

We do not have any contractual commitments for further capital expenditures. However, in order to publish additional issues of Achievers Magazine, we will incur costs of approximately $50,000. This amount will be defrayed by revenue we receive from article preparation and advertising.

Elements of Income or Loss

There are no significant elements of income or loss that do not arise from our continuing operations.

Critical Accounting Estimates and Assumptions

In our financial statements for the two years ended July 31, 2005, we have recognized revenue upon the publication and distribution of each issue of our magazine for which either advertising or editorial copy has been provided and billed. At this point, collection is reasonably assured and we have no remaining performance obligations. As well, the customer has no right of return or rebate. Prepayments and/or deposits on advertising or editorial copy to be published in future issues are deferred until the publication and distribution date of the respective issue. In the normal course of business, the Company extends unsecured credit to virtually all of its customers. Management has provided an allowance for doubtful accounts based on individual account assessment as at July 31 of each year. Actual collection results may, in fact, differ from those as assessed at July 31.

Off Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Results Of Operations

Fiscal Year Ended July 31, 2005

We earned $87,865 in revenue from our operations during the fiscal  year   ended
July 31, 2005. During the year, we incurred $61,170 in total   production costs.
Accordingly, we realized a gross profit of $26,695 from operations during the period.

We incurred operating expenses in the amount of $127,548 for the fiscal year. These were comprised of $72,527 in executive compensation paid or accrued to our directors and officers, accounting and audit fees of $22,236, $14,506 in rent, foreign exchange loss of $5,221, office and administration costs of $4,120, telephone expense of $2,957, bank charges and interest of $1,803, travel and promotion costs of $1,581, bad debt expense of $1,329 and filing fees of $1,268.

Fiscal Year Ended July 31, 2004

We earned $198,304 in revenue from our operations during the fiscal year ended July 31, 2004. During the year, we incurred $149,855 in total production costs.

Accordingly, we realized a gross profit of $48,449 from operations during the period.

We incurred operating expenses in the amount of $130,331 for the fiscal year. These were comprised of $67,278 in executive compensation paid or accrued to our directors and officers, accounting and audit fees of $18,799, rent costs of $13,452, office and administration costs of $7,110, telephone costs of $6,360, bad debt expense of $6,188, legal fees of $4,000, travel and promotion costs of $2,721, foreign exchange costs of $2,009, filing fees of $1,630, bank charges and interest of $784.


Three-Month Period Ended October 31, 2005

We did not earn any revenue from our operations during the three-month period ended October 31, 2005. We incurred operating expenses in the amount of $35,458 for the period. These were comprised of $18,967 in executive compensation paid or accrued to our directors and officers, accounting and audit fees of $9,115, $3,793 in rent, $1,051 in telephone expense, $533 in travel and promotion costs, $510 in filing fees, $500 in legal fees, $485 in bank charges and interest, foreign exchange loss of $481 and office and administration costs of $23.


We have not attained profitable operations and are dependent upon obtaining financing to continue operations.


History of Losses

From our inception on March 11, 2003 to October 31, 2005, we incurred a net loss of $246,052, including a net loss of $100,853 for the fiscal year ended July 31, 2005 and a net loss of $35,458 for the three-month period ended October 31, 2005. In both fiscal 2004 and 2005, we realized gross profit from operations ($48,449 and $26,695 respectively). However, due to operating expenses of $130,331 in fiscal 2004 and $127,548 in fiscal 2005, we have a history of incurring losses.

In order to achieve profitability, management will consider increasing editorial fees in order to obtain more revenue. It will also review publication costs and potentially retain suppliers who can provide publishing services at a reduced cost.

The majority of our operating expenses consist of executive compensation that is paid or accrued to our directors and officers ($72,527 in fiscal 2005 and $67,278 in fiscal 2004). We may canvass the possibility of having our directors and officers agree to reduce their compensation levels until we are able to generate a larger gross profit from operations.


We intend to assess our need to implement these measures concerning director and officer compensation, editorial fees and compensation costs in order to achieve profitability following the publication of the next issue of Achievers Magazine in the spring of 2006. In deciding to pursue these measures, management will assess the potential savings from each measure, as well as the potential impact on client orders with respect to editorial fees.


Comparison Between Fiscal 2005 and 2004

Our revenue and production costs decreased significantly in    the   fiscal year
ended July 31, 2005, as compared to fiscal year  ended   July 31, 2004 due to a
decrease in the number of issues of Achievers Magazine that we published. From August 1, 2003 to July 31, 2004, we published three issues. We published two issues of Achievers magazine in fiscal 2005 due to limited operating capital. Accordingly, revenue decreased from $198,304 in fiscal 2004 to $87,865 in fiscal 2005.

Costs of production in fiscal 2005 also decreased as compared to fiscal 2004 ($61,170 as compared to $149,855) due to the number of magazine issues published. Gross profit from operations also decreased from $48,449 in fiscal 2004 to $26,695 in fiscal 2005 for the same reason.

Operating expenses in fiscal 2004 and 2005 were fairly   consistent ($130,331 in
fiscal 2004 as compared to $127,548 in fiscal 2005).

                             Description Of Property

We do not own an interest in any real property. Our offices are located at 220 Cambie Street, Suite 400, Vancouver, British Columbia, Canada. We are a party to a sublease agreement dated February 15, 2003 with One Man Ad Machine Ltd., a private company owned by our president, Arto Tavukciyan, whereby it rents office space and provides related services to us for $1,150 per month. The agreement covered an initial term of six months and continues in effect from month to month until terminated by One Man Ad Machine Ltd. on one month's notice or by us on two month's notice.

                 Certain Relationships And Related Transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

By an agreement dated March 31, 2003, we acquired a 100% interest in Achievers Publishing Inc. for 1,000,000 shares of our common stock. One of the vendors of Achievers Publishing Inc. was Mr. Arto Tavukciyan, our president, our sole promoter and a director. Mr.Tavukciyan received 840,000 for selling his interest in the private company to us.

We are a party to an office rental agreement with One Man Ad Machine Ltd., a private company owned by Arto Tavukciyan, whereby we rent office space and related services for $1,500 Canadian dollars, equivalent to approximately $1,200 United States dollars, per month.

The shares issued to Mr. Tavukciyan are restricted securities. After one-year from the date these shares were issued, Mr. Tavukciyan may sell these shares in accordance with Rule 144. Rule 144 provides that shares equal to 1% of our issued and outstanding capital may be sold in a given three-month period. The share certificates issued to Mr. Tavukciyan are affixed with a legend restricting their transfer.

            Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  33  registered
shareholders.

Rule 144 Shares

A total of 3,340,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 51,089, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,340,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on February 13, 2003 to July 31, 2003 and for the fiscal years ended July 31, 2004 and 2005.

                               Annual Compensation

                                Other Restricted Options/ LTIP Other
                                        Stock  * SARs  payouts Comp
Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)
_______________________________________________________________________
Arto    Pres., 2005  $24,176  0      0        0          0        0
Tavuk-  CEO &  2004  $22,426  0      0        0          0        0
ciyan   Dir.   2003  $10,493  0      0        0          0        0

Lyndon  Sec.,  2005  $24,176  0      0        0          0        0
Grove   & Dir. 2004  $22,426  0      0        0          0        0
               2003  $10,493  0      0        0          0        0

Alex-   V.P.   2005  $24,176  0      0        0          0        0
ander          2004  $22,426  0      0        0          0        0
Ozer           2003  $10,493  0      0        0          0        0

We pay Mssrs. Tavukciyan, Grove and Ozer $2,500 Canadian dollars per month, or approximately $2,040 United States dollars, each for their services.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We have a management agreement with our president, Mr. Arto Tavukciyan, whereby we pay him $2,500 Canadian dollars per month, equivalent to approximately $2,040 United States dollars per month, for his services as our co-publisher and creative director.

We have a consulting agreement with our vice president of editorial production, Mr. Lyndon Grove, whereby we pay him $2,500 Canadian dollars per month, equivalent to approximately $2,040 United States dollars per month, for his services as our editor.

We have a consulting agreement with our vice president of sales and marketing, Mr. Alexander Ozer, whereby we pay him $2,500 Canadian dollars per month,
equivalent  to   approximately   $2,040 United States dollars  per  month  for
his  services  as  our co-publisher and sales director.

Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the fiscal years ending July 31, 2005 and 2004, including:

  a. Auditors Report;

  b. Balance Sheets;

  c. Statements of Operations;
  d. Statements of Cash Flows;

  e. Statement of Stockholders' Equity; and

  f. Notes to Financial Statements

3. Unaudited interim financial statements for the period ending October 31 2005, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements

                             ACHIEVERS MAGAZINE INC.

                  REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

                             July 31, 2005 and 2004

                             (Stated in US Dollars)
                             ----------------------

 A PARTNERSHIP OF INCORPORATED PROFESSIONALS                  AMISANO HANSON
                                                       CHARTERED ACCOUNTANTS



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders,
Achievers Magazine Inc.

We have audited the accompanying consolidated balance sheets of Achievers Magazine Inc. and its subsidiary as of July 31, 2005 and 2004 and the related consolidated statements of operations, cash flows and stockholders' deficiency for the two years ended July 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Achievers Magazine Inc. and its subsidiary as of July 31, 2005 and 2004 and the results of their operations and their cash flows for the years ended July 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has a working capital deficiency and is yet to attain profitable operations which raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                                          "AMISANO HANSON"
October 11, 2005                                     CHARTERED ACCOUNTANTS


750 West Pender Street, Suite 604                        Telephone: 604-689-0188
Vancouver, Canada                                        Facsimile: 604-689-9773
V6C 2T7                                                E-mail: amishan@telus.net

                             ACHIEVERS MAGAZINE INC.
                           CONSOLIDATED BALANCE SHEETS
                             July 31, 2005 and 2004
                             (Stated in US Dollars)
                             ----------------------


                                                                                            2005              2004
                                                                                            ----              ----
                                                         ASSETS
                                                         ------
Current
    Accounts receivable, net of allowance for doubtful accounts of $8,688
     (2004: $6,188)                                                                   $         9,344   $        46,168
    Prepaid expenses                                                                            3,074               150
                                                                                      ---------------   ---------------

                                                                                               12,418            46,318
Long-term receivable - Note E                                                                   3,491                 -
                                                                                      ---------------   ---------------

                                                                                      $        15,909   $        46,318
                                                                                      ===============   ===============

                                                       LIABILITIES
                                                       -----------
Current
    Bank indebtedness - Note F                                                        $        14,868   $        15,478
    Accounts payable and accrued liabilities - Note I                                          52,444            29,602
    Due to related parties - Note I                                                           144,429            68,259
    Deferred revenues                                                                               -            31,043
                                                                                      ---------------   ---------------

                                                                                              211,741           144,382
                                                                                      ---------------   ---------------

                                                 STOCKHOLDERS' DEFICIENCY
                                                 ------------------------

Common  stock - $0.0001 par value - Notes H and J
  75,000,000 shares authorized
     5,108,900  shares issued and outstanding (2004: 5,108,900)                                   511               511
Additional paid-in capital                                                                     10,789            10,789
Deficit                                                                                      (210,594)         (109,741)
Accumulated other comprehensive loss                                                            3,462               377
                                                                                      ---------------   ---------------

                                                                                             (195,832)          (98,064)
                                                                                      ---------------   ---------------

                                                                                      $        15,909   $        46,318
                                                                                      ===============   ===============


Nature and Continuance of Operations - Note A
Subsequent Event - Note J



                             SEE ACCOMPANYING NOTES

                             ACHIEVERS MAGAZINE INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   for the years ended July 31, 2005 and 2004
                             (Stated in US Dollars)
                             ----------------------

                                                                                                        (Restated -
                                                                                                          Note J)
                                                                                    2005                   2004
                                                                                    ----                   ----
Revenue
    Advertising                                                             $            23,498   $            91,322
    Editorial                                                                            64,367               106,982
                                                                            -------------------   -------------------

                                                                                         87,865               198,304
                                                                            -------------------   -------------------

Cost of Production
    Printing                                                                             40,511                92,350
    Other direct production costs                                                        20,659                57,505
                                                                            -------------------   -------------------

                                                                                         61,170               149,855
                                                                            -------------------   -------------------

Gross Profit                                                                             26,695                48,449
                                                                            -------------------   -------------------

Operating Expenses
    Accounting and audit fees                                                            22,236                18,799
    Bad debt expense                                                                      1,329                 6,188
    Bank charges and interest                                                             1,803                   784
    Executive compensation - Note I                                                      72,527                67,278
    Filing fees                                                                           1,268                 1,630
    Foreign exchange                                                                      5,221                 2,009
    Legal fees                                                                                -                 4,000
    Office and administration                                                             4,120                 7,110
    Rent  - Note I                                                                       14,506                13,452
    Telephone                                                                             2,957                 6,360
    Travel and promotion                                                                  1,581                 2,721
                                                                            -------------------   -------------------

                                                                                        127,548               130,331
                                                                            -------------------   -------------------

Net loss for the year                                                                  (100,853)              (81,882)

Comprehensive income
    Foreign currency translation adjustment                                               3,085                 1,696
                                                                            -------------------   -------------------

Comprehensive loss for the year                                             $           (97,768)  $           (80,186)
                                                                            ===================   ===================

Basic and diluted loss per share                                            $             (0.02)  $             (0.02)
                                                                            ===================   ===================

Weighted average number of shares outstanding                                         5,108,900             5,108,900
                                                                            ===================   ===================

                            SEE ACCOMPANYING NOTES

                             ACHIEVERS MAGAZINE INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   for the years ended July 31, 2005 and 2004
                             (Stated in US Dollars)
                             ----------------------


                                                                                      2005                 2004
                                                                                      ----                 ----
Operating Activities
    Net loss for the year                                                     $         (100,853)  $          (81,882)
    Add items not involving cash:
      Foreign exchange                                                                     5,221                2,009
      Provision for bad debts                                                              1,329                6,188
    Changes in non-cash working capital balances related
     to operations
      Accounts receivable                                                                 35,444               (8,564)
      Prepaid expenses                                                                    (2,875)                (150)
      Accounts payable and accrued liabilities                                            21,248                5,538
      Deferred revenues                                                                  (31,043)               8,556
                                                                              ------------------   ------------------

Cash used in operating activities                                                        (71,529)             (68,305)
                                                                              ------------------   ------------------

Financing Activities
    Increase (decrease) in bank indebtedness                                                (610)              15,478
    Proceeds from common stock issuances                                                       -                  100
    Advances from related parties                                                         76,140               40,565
                                                                              ------------------   ------------------

Cash from financing activities                                                            75,530               56,143
                                                                              ------------------   ------------------

Foreign currency translation effect on cash                                               (4,001)               1,404
                                                                              ------------------   ------------------

Decrease in cash during the year                                                               -              (13,566)

Cash, beginning of the year                                                                    -               13,566
                                                                              ------------------   ------------------

Cash, end of the year                                                         $                -   $                -
                                                                              ==================   ==================

Supplemental disclosure of cash flow information Cash paid during the year for:
      Interest                                                                $            1,803   $              784
                                                                              ==================   ==================

      Income taxes                                                            $                -   $                -
                                                                              ==================   ==================

Non-cash transaction - Note E


                            SEE ACCOMPANYING NOTES

                             ACHIEVERS MAGAZINE INC.
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
   for the period February 13, 2003 (Date of Incorporation) to July 31, 2005
                             (Stated in US Dollars)
                             ----------------------


                                                                                            Accumulated
                                                  Common Stock        Additional                Other         Stock
                                          ------------------------     Paid-in              Comprehensive  subscription
                                           Number        Par Value     Capital     Deficit  Income (Loss)    receivable    Total
                                           ------        ---------     -------     -------   -----------    ----------     -----
Common stock issued at initial
capitalization            - at $0.0001      2,500,000  $       250   $       -  $         -    $       -   $      -   $      250
Common stock issued pursuant
to private placements     - at $0.001       1,575,000          158       1,417            -            -          -        1,575
                          - at $0.25           33,900            3       8,472            -            -       (100)       8,375
Common stock issued pursuant
 to acquisition of Achievers
 Publishing Inc.                            1,000,000          100         900            -            -          -        1,000
Net loss for the period                             -            -           -      (27,859)           -          -      (27,859)
Foreign currency translation
 adjustment                                         -            -           -            -       (1,319)         -       (1,319)
                                         ------------ ------------  ----------  ------------   ----------   --------   ----------

Balance, July 31, 2003                      5,108,900          511      10,789      (27,859)      (1,319)      (100)     (17,978)

Net loss for the year                               -            -           -      (81,882)           -          -      (81,882)
Common stock subscription paid                      -            -           -            -            -        100          100
Foreign currency translation
 adjustment                                         -            -           -            -        1,696          -        1,696
                                         ------------ ------------  ----------  ------------   ----------   --------   ----------

Balance, July 31, 2004                      5,108,900          511      10,789     (109,741)         377          -      (98,064)
Net loss for the year                               -            -           -     (100,853)           -          -     (100,853)
Foreign currency translation
 adjustment                                         -            -           -            -        3,085          -        3,085
                                         ------------ ------------  ----------  ------------   ----------   --------   ----------

Balance, July 31, 2005                      5,108,900  $       511    $ 10,789   $ (210,594)     $ 3,462   $      -   $ (195,832)
                                         ============ ============  ==========  ============   ==========   ========  ===========


Subsequent Event - Note J

                            SEE ACCOMPANYING NOTES

                            ACHIEVERS MAGAZINE, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             July 31, 2005 and 2004
                             (Stated in US Dollars)


NOTE A - Nature and Continuance of  Operations

Achievers Magazine, Inc. (the Company or Achievers Magazine (US)) was incorporated on February 13, 2003 under the laws of the State of Nevada.

The Company owns a 100% interest in Achievers Publishing Inc. (Achievers Publishing (CN)), a British Columbia, Canada corporation formed on March 11, 2003, that publishes a magazine titled "Achievers Magazine" containing articles focusing on individuals, institutions, organizations and corporations that have achieved success or are working towards it. While Achievers Magazine sells conventional advertising, it also generates additional editorial revenue through the inclusion in the magazine of individuals and companies in need of publicity.

The controlling shareholder of Achievers Magazine, Inc. was also the controlling shareholder and officer of Achievers Publishing, Inc. at the date of the business combination transaction between the two companies.

The initial issue of Achievers Magazine was printed in May 2003 and distributed to the public in June 2003.

At July 31, 2005, substantially all of the Company's assets and operations are located and conducted in Canada.

These consolidated financial statements have been prepared on a going concern basis. As at July 31, 2005 the Company has a working capital deficiency of $195,832, has not yet attained profitable operations and has accumulated a deficit of $210,594 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding will be in the form of equity financing from the sale of common stock. The Company may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding or short-term loans.

The Company filed a prospectus with the Securities and Exchange Commission on form SB-2 for the registration of up to 1,768,900 common shares at $0.25 per share, subject to regulatory approval. These shares will be sold by existing shareholders and the Company will not receive any proceeds from this sale. The Company also intends to seek a listing on the United States Over-the-Counter Bulletin Board ("OTC-BB").

ACHIEVERS MAGAZINE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2005 and 2004
(Stated in US Dollars) - Page 2
 --------------------

NOTE B - Preparation of Financial Statements

Achievers Magazine (US) was founded at the direction of an individual who is also a significant shareholder and officer of Achievers Publishing (CN). The acquisition of Achievers Publishing (CN) by Achievers Magazine (US) effected a change in control of Achievers Magazine (US) and was accounted for as a "reverse acquisition" whereby Achievers Publishing (CN) is the accounting acquiror for financial statement purposes.

Due to the common ownership and management of both entities, the consolidated financial statements are presented in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" - Transactions between Entities Under Common Control (Paragraphs .201-.208). Accordingly, pursuant to the guidance provided in Paragraph .204, the financial statements of the Company reflect the historical financial statements of Achievers Magazine (US) and Achievers Publishing (CN) on an "as-if-pooled" basis as the entities are virtual alter egos of each other.

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of July 31. All financial transactions reported in the accompanying consolidated financial statements have been presented in US Dollars.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound
accounting  practices,   establishing  and  maintaining  a  system  of  internal
accounting control and preventing and detecting fraud.

The accompanying consolidated financial statements contain the accounts of Achievers Magazine, Inc. and its wholly-owned subsidiary, Achievers Publishing, Inc. All significant intercompany transactions have been eliminated. The consolidated entities are collectively referred to as "Company".

For segment reporting purposes, the Company operated in only one industry segment during the periods represented in the accompanying consolidated financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.

ACHIEVERS MAGAZINE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2005 and 2004
(Stated in US Dollars) - Page 3
 --------------------

NOTE C - Summary of Significant Accounting Policies

1.   Currency translation
     --------------------
     The Company's functional currency is in Canadian dollars as substantially all of the Company's operations are in Canada. The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission ("SEC") and in accordance with the Financial Accounting Standards Board ("FAS") No. 52 "Foreign Currency Translation".

     Assets and liabilities are denominated in a foreign currency are translated at the exchange rate in effect at the period end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income account in Stockholder's Equity, if applicable.

     Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses are included in Other Items on the Statement of Operations

2.   Cash and cash equivalents
     -------------------------
     For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

3.   Revenue recognition and accounts receivable
     -------------------------------------------
     The Company recognizes revenue upon the publication and distribution of the respective issue for which either advertising or editorial copy has been provided and billed for and, accordingly, when collection is reasonably assured and the Company has no remaining performance obligations.

     In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located principally in the Vancouver, British Columbia, Canada metropolitan area or represent products widely available in this geographic area. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts.

ACHIEVERS MAGAZINE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2005 and 2004
(Stated in US Dollars) - Page 4
 --------------------

NOTE C - Summary of Significant Accounting Policies - (cont'd)

4.   Organization costs
     ------------------
     The Company has adopted the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" whereby all organization and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

5.   Deferred revenues
     -----------------
     Amounts billed in advance of the publication date of a specific issue of "Achievers Magazine" are deferred and recognized on the distribution date of the corresponding publication.

6.   Production costs
     ----------------
     Costs of production include direct printing costs and other expenses associated with professional services provided by individual writers, photographers, designers, and distribution companies. These costs are recognized concurrent with the distribution date of the corresponding publication.

7.   Advertising costs
     -----------------
     The Company does not conduct any direct response advertising activities. For non-direct response advertising, the Company charges the costs of these efforts to operations at the first time the related advertising is published.

8.   Income Taxes
     ------------
     The Company uses the asset and liability method of accounting for income taxes. At July 31, 2005 and 2004, the deferred tax asset and deferred tax liability accounts, as recorded when material to the consolidated financial statements, are entirely the result of temporary differences. Temporary differences typically represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals. At July 31, 2005 and 2004, the Company has no temporary differences.

ACHIEVERS MAGAZINE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2005 and 2004
(Stated in US Dollars) - Page 5
 --------------------


NOTE C - Summary of Significant Accounting Policies - (cont'd)

9.   Earnings (loss) per share
     -------------------------

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements. Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company's net income (loss) position at the calculation date. At July 31, 2005 and 2004, the Company had no outstanding common stock equivalents.

10.  Comprehensive Loss
     ------------------
     The Company has adopted FAS No. 130 "Reporting Comprehensive Income". Comprehensive loss is comprised of net loss and foreign currency translation adjustments.

11.  New and Pending Accounting Pronouncements
     -----------------------------------------
     In December 2004, the Financial Accounting Standards Board (the "Board") issued FAS No. 123 (Revised 2004) ("FAS No. 123R"), "Share-Based Payment". FAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. FAS No. 123R represents the culmination of a two-year effort to respond to requests from investors and many others that the Board improve the accounting for share-based payment arrangements with employees. The scope of FAS No.123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. FAS No. 123R replaces FAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." FAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in APB Opinion No. 25, as long as the footnotes to the financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Although those disclosures helped to mitigate the problems associated with accounting under APB Opinion No. 25, many investors and other users of financial statements believed that the failure to include employee compensation costs in the income statement impaired the transparency, comparability, and credibility of financial statements. Public entities that file as small business issuers will be required to apply FAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material impact on the Company's results of operations or financial position.

ACHIEVERS MAGAZINE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2005 and 2004
(Stated in US Dollars) - Page 6
 --------------------


NOTE C - Summary of Significant Accounting Policies - (cont'd)

11.  New and Pending Accounting Pronouncements - (cont'd)
     -----------------------------------------

     In December 2004, the Board issued FAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29." FAS No. 153 is the result of a broader effort by the FASB to improve financial reporting by eliminating differences between GAAP in the United States and GAAP developed by the International Accounting Standards Board (IASB). As part of this effort, the Board and the IASB identified opportunities to improve financial reporting by eliminating certain narrow differences between their existing accounting standards. FAS No. 153 amends APB Opinion No. 29, "Accounting for Nonmonetary Transactions", that was issued in 1973. The amendments made by FAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have "commercial substance." Previously, APB Opinion No. 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in FAS No.153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The effect of adoption of this standard is not expected to have a material impact on the Company's results of operations and financial position.

     The Board has also issued FAS No. 151 and 152 but they will not have any relationship to the operations of the Company, therefore a description and its impact on the Company's operations for each, have not been disclosed.

     In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of FAS No. 123R. The Company will consider SAB 107 during the implementation of FAS No. 123R.

NOTE D - Financial Instruments

The carrying amount of accounts receivable, bank indebtedness, accounts payable and accrued liabilities and due to related parties, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.

ACHIEVERS MAGAZINE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2005 and 2004
(Stated in US Dollars) - Page 7
 --------------------


NOTE E - Long-term receivable

During the year ended July 31, 2004, the Company recorded advertising revenue of $3,491 charged to a company controlled by John Plascinski, a shareholder of the Company (5% ownership interest). As at July 31, 2005 this account remained outstanding.

On July 31, 2005, the Company reclassified this amount from accounts receivable to long-term receivable as the Company agreed to allow payment to be deferred until such time as the Company obtains a listing on the OTC-BB. This amount is unsecured and bears interest at 2% per month, as is consistent with other accounts receivable.

NOTE F - Bank Indebtedness

The bank indebtedness bears interest at the bank's prime lending rate plus 2% per annum, has a credit limit of CDN$30,000 (US$24,472) and is secured by all assets of the Company and a personal guarantee by Mr. Arto Javukciyan, the Company's president.

NOTE G - Income Taxes

The components of income tax (benefit) expense for the year ended July 31, 2005, and 2004 are as follows:

                                 Year ended            Year ended
                                  July 31,              July 31,
                                    2005                  2004
                                    ----                  ----

Federal:
    Current                 $                 -   $                 -
    Deferred                                  -                     -
                            -------------------   -------------------

                                              -                     -
                            -------------------   -------------------

State
    Current                                   -                     -
    Deferred                                  -                     -
                            -------------------   -------------------

                                              -                     -
                            -------------------   -------------------

Total                       $                 -   $                 -
                            ===================   ===================

Achievers Magazine, Inc. files a separate company Corporation Income Tax Return in the United States. Achievers Publishing, Inc. files a separate company Income Tax Return in accordance with the Laws of British Columbia, Canada.

ACHIEVERS MAGAZINE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2005 and 2004
(Stated in US Dollars) - Page 8
 --------------------


NOTE G - Income Taxes - (cont'd)

As of July 31, 2005, the Company has a United States net operating loss carryforward of approximately $200,000 to offset future domestic taxable income, subject to the appropriate regulations. The amount and availability of any United States net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense (benefit) for the years ended July 31, 2005 and 2004 differed from the United States statutory rate of 34% as follows:


                                                                    Year ended            Year ended
                                                                     July 31,              July 31,
                                                                       2005                  2004
                                                                       ----                  ----
Statutory rate applied to loss before income taxes             $          (17,015)  $          (19,650)
Increase (decrease) in income taxes resulting from:
    Canadian and State income taxes                                       (15,450)             (17,850)
    Other, including reserve for deferred tax asset
    and effect of graduated tax rates                                      32,465               37,500
                                                               ------------------   ------------------

Income tax expense                                             $                -   $                -
                                                               ==================   ==================

Temporary differences, typically consists of statutory deferrals of expenses for organizational costs and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities, as well as the impact of net operating loss carryforwards, give rise to deferred tax assets and liabilities as of July 31, 2005 and 2004. As of July 31, 2005 and 2004, the Company has no temporary differences other than the net operating loss carryforwards.

                                                                     July 31,              July 31,
                                                                       2005                  2004
                                                                       ----                  ----
Deferred tax assets
    Net operating loss carryforwards                           $           68,000   $           37,500
    Less: valuation allowance                                             (68,000)             (37,500)
                                                                ------------------   -----------------

Income tax expense                                             $                -   $                -
                                                               ==================   ==================

During the years ended July 31, 2005, and 2004, respectively, the valuation allowance increased by $30,500 and $27,900.

ACHIEVERS MAGAZINE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2005 and 2004
(Stated in US Dollars) - Page 9
 --------------------

NOTE H - Equity Transactions - Note J

A summary of the Company's capitalization is as follows:


     Date of                                                                Number          Proceeds or
      Issue                              Issuee                            of Shares         Valuation
      -----                              ------                            ---------        ------------
Initial Capitalization
----------------------
3/14/2004          Arto Tavukciyan                                             2,000,000  $           200
3/14/2003          Lyndon Grove                                                  500,000               50
                                                                       -----------------  ---------------

                                                                               2,500,000  $           250
                                                                       =================  ===============

Pursuant to acquisition of Achievers Publishing Inc.
---------------------------------------------------
3/31/2003          Arto Tavukciyan                                               840,000  $           840
3/31/2003          John Plascinski                                               160,000              160
                                                                       -----------------  ---------------

                                                                               1,000,000  $         1,000
                                                                       =================  ===============

Private Placement
-----------------
3/26/2003          John Plascinski                                                75,000  $            75
3/26/2003          Nore Mamprelyan                                               250,000              250
3/26/2003          Hougas Cavak                                                  250,000              250
3/26/2003          Greg Yanke                                                    250,000              250
3/26/2003          Arsaluys Tavukciyan                                           250,000              250
3/26/2003          Ingrid Berg                                                   250,000              250
3/26/2003          Jack Timurian                                                 250,000              250
                                                                       -----------------  ---------------

                                                                               1,575,000  $         1,575
                                                                       =================  ===============

Regulation S Offering
---------------------

During the period from July 2, 2003 through July 31, 2003, the Company sold an aggregate of 33,900 shares of common stock at $0.25 per share pursuant to Regulation S of the Securities Act of 1933, as amended.

ACHIEVERS MAGAZINE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2005 and 2004
(Stated in US Dollars) - Page 10
 --------------------

NOTE H - Equity Transactions - Note J - (cont'd)

A summary of the share subscriptions received pursuant to this offering is as follows:


     Date of                                                                Number
      Issue                              Issuee                            of Shares          Proceeds
     -------                             -------                           ---------          --------
07/02/2003         Ray Torresan                                                      400  $           100
07/02/2003         Ohannes Isbeceryan                                                400              100
07/02/2003         Kamer Karakas                                                     400              100
07/04/2003         Beverley Lawson                                                20,000            5,000
07/04/2003         Murat Imren                                                       400              100
07/07/2003         Tom Newton                                                        400              100
07/09/2003         The Nottingham Ventures Group                                   1,500              375
07/10/2003         Arkun Durmaz                                                      400              100
07/10/2003         Lynne Katona                                                      400              100
07/15/2003         Michael Bidu                                                      400              100
07/15/2003         Ioana Bidu                                                        400              100
07/15/2003         Michael Townsend                                                  400              100
07/15/2003         Irving & Co                                                     1,500              375
07/21/2003         Jirayir Arslanyan                                                 400              100
07/21/2003         Stuart Zukerman                                                   400              100
07/29/2003         Jacqueline Zukerman                                               400              100
07/29/2003         Hrant Karakas                                                     400              100
07/29/2003         Peter Irving                                                      750              188
07/29/2003         Yoland Irving                                                     750              187
07/29/2003         Edmund Souin                                                      400              100
07/31/2003         Robert Gair                                                     1,000              250
07/31/2003         Clive Brooks                                                    1,000              250
07/31/2003         Evelyn Brooks                                                   1,000              250
07/31/2003         C.A.B. Scharf                                                     400              100
                                                                       -----------------  ---------------

                                                                                  33,900  $         8,475
                                                                       =================  ===============

NOTE I - Related Party Transactions - Note F

The Company has executed a "Management Agreement" with our president, Mr. Arto Tavukciyan, whereby the Company pays or accrues approximately CDN$2,500 monthly under the terms of this agreement, equivalent to approximately US$2,040 per month, for his services as our co-publisher and creative director.

The Company has a verbal consulting agreement with our Vice President of Editorial Production, Mr. Lyndon Grove, whereby the Company pays or accrues approximately CDN$2,500 monthly under the terms of this verbal agreement, equivalent to approximately US$2,040 per month, for his services as our editor.

ACHIEVERS MAGAZINE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2005 and 2004
(Stated in US Dollars) - Page 11
 --------------------

NOTE I - Related Party Transactions - Note F (cont'd)

The Company has a verbal consulting agreement with our Vice President of Sales and Marketing, Mr. Alexander Ozer, whereby the Company pays or accrues approximately CDN$2,500 monthly under the terms of this agreement, equivalent to approximately US$2,040 per month for his services as our co-publisher and sales director.

The Company has entered into a formal sublease agreement, dated February 15, 2003, with One Man Ad Machine Ltd. ("One Man"), a private Canadian company owned by the Company's President, Arto Tavukciyan, whereby the Company rents office space from One Man and One Man provides various office services, as defined in the sublease agreement, to the Company at a fixed rate of approximately CDN$1,500 per month (approximately US$1,220), plus direct charges for out-of-pocket expenses and word processing services, as defined in the sublease agreement. This agreement covered an initial term of six months and continues in effect from month to month until terminated by One Man Ad Machine Ltd. on one month's notice or by the Company on two month's notice.

During the years ended July 31, 2005 and 2004, the Company incurred the following costs (in USD) under the separate agreements as described above:



                                  July 31,             July 31,
                                    2005                 2004
                                    ----                 ----

Executive compensation      $           72,527  $           67,278
Rent                                    14,506              13,452
                            ------------------  ------------------

                            $           87,033  $           80,730
                            ==================  ==================

These charges were measured by the exchange amount which is the amount agreed upon by the transacting parties.

Included in accounts  payable and accrued  liabilities is $1,827 (July 31, 2004:
$585) due to a director of the Company.

Amounts due to related parties consists of amounts due to directors and officers of the Company and a private company controlled by a Company director. These amounts are unsecured, non-interest bearing and have no specific terms of repayment.

ACHIEVERS MAGAZINE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2005 and 2004
(Stated in US Dollars) - Page 12
 --------------------

NOTE J - Subsequent Event

Subsequent to July 31, 2005, the company filed an amendment to change the par value of the common stock from $0.001 per share to $0.0001 per share. The par value and additional paid-in capital have been adjusted retroactively in conformity with the number of shares then issued.

NOTE K - Comparative Figures

Certain figures included in the comparative 2004 consolidated statement of operations have been restated to conform to the presentation used in the current year.

================================================================================








                            ACHIEVERS MAGAZINE, INC.

                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                October 31, 2005

                                   (Unaudited)

                             (Stated in US Dollars)
                             ----------------------

                            ACHIEVERS MAGAZINE, INC.

                       INTERIM CONSOLIDATED BALANCE SHEETS

                       October 31, 2005 and July 31, 2005

                                   (Unaudited)

                             (Stated in US Dollars)
                             ----------------------


                                                                                        October 31,         July 31,
                                                        ASSETS                              2005              2005
                                                        ------                              ----              ----
Current
    Accounts receivable, net of allowance for doubtful accounts of $9,025
     (July 31, 2005: $8,688)                                                          $         4,080   $         9,344
    Prepaid expenses                                                                            3,064             3,074
                                                                                      ---------------   ---------------

                                                                                                7,144            12,418
Long-term receivable - Note C                                                                   3,627             3,491
                                                                                      ---------------   ---------------

                                                                                      $        10,771   $        15,909
                                                                                      ===============   ===============

                                                       LIABILITIES
                                                      -------------

Current
    Bank indebtedness - Note D                                                        $        22,875   $        14,868
    Accounts payable and accrued liabilities - Note F                                          40,980            52,444
    Due to related parties - Note F                                                           179,390           144,429
                                                                                      ---------------   ---------------

                                                                                              243,245           211,741
                                                                                      ---------------   ---------------

                                                 STOCKHOLDERS' DEFICIENCY
                                                 ------------------------

Common stock - $0.0001 par value - Notes E
        75,000,000  shares authorized
         5,108,900  shares issued and outstanding (July 31, 2005: 5,108,900)                      511               511
Additional paid-in capital                                                                     10,789            10,789
Deficit                                                                                      (246,052)         (210,594)
Accumulated foreign currency translation adjustments                                            2,278             3,462
                                                                                      ---------------   ---------------

                                                                                             (232,474)         (195,832)
                                                                                      ---------------   ---------------

                                                                                      $        10,771   $        15,909
                                                                                      ===============   ===============




                             SEE ACCOMPANYING NOTES

                            ACHIEVERS MAGAZINE, INC.
                  INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
              for the three months ended October 31, 2005 and 2004
                                   (Unaudited)
                             (Stated in US Dollars)
                             ----------------------

                                                                                          Three months ended
                                                                                              October 31,
                                                                                      2005                  2004
                                                                                      ----                  ----
Revenue
    Advertising                                                               $                 -   $            14,819
    Editorial                                                                                   -                38,118
                                                                              -------------------   -------------------

                                                                                                -                52,937
                                                                              -------------------   -------------------

Cost of production
    Printing                                                                                    -                22,555
    Other direct production costs                                                               -                11,181
                                                                              -------------------   -------------------

                                                                                                -                33,736
                                                                              -------------------   -------------------

Gross profit                                                                                    -                19,201
                                                                              -------------------   -------------------

Operating expenses
    Accounting and audit fees                                                               9,115                 6,996
    Bad debt expense                                                                            -                 1,304
    Bank charges and interest                                                                 485                   484
    Executive compensation - Note F                                                        18,967                17,556
    Filing fees                                                                               510                   689
    Foreign exchange                                                                          481                     -
    Legal fees                                                                                500                   500
    Office and administration                                                                  23                 3,120
    Rent  - Note F                                                                          3,793                 3,511
    Telephone                                                                               1,051                   964
    Travel and promotion                                                                      533                   571
                                                                              -------------------   -------------------

                                                                                           35,458                35,695
                                                                              -------------------   -------------------

Net loss for the period                                                                   (35,458)              (16,494)

Other comprehensive loss
    Foreign currency translation adjustment                                                (1,184)               (1,691)
                                                                              -------------------   -------------------

Comprehensive loss for the period                                             $           (36,642)  $           (18,185)
                                                                              ===================   ===================

Basic and diluted loss per share                                              $             (0.01)  $             (0.00)
                                                                              ===================   ===================

Weighted average number of shares outstanding                                           5,108,900             5,108,900
                                                                              ===================   ===================



                             SEE ACCOMPANYING NOTES

                            ACHIEVERS MAGAZINE, INC.
                  INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
              for the three months ended October 31, 2005 and 2004
                                   (Unaudited)
                             (Stated in US Dollars)
                             ----------------------

                                                                                           Three months ended
                                                                                               October 31,
                                                                                        2005                 2004
                                                                                        ----                 ----
Operating Activities
    Net loss for the period                                                     $          (35,458)  $          (16,494)
    Add items not involving cash:
      Bad debt expense                                                                           -                1,304
      Foreign exchange                                                                         481                    -
    Changes in non-cash working capital balances related
     to operations
      Accounts receivable                                                                    5,597               22,284
      Prepaid expenses                                                                         129                    -
      Accounts payable and accrued liabilities                                             (13,558)              21,122
      Deferred revenues                                                                          -              (31,043)
                                                                                ------------------   -------------------

Cash used in operating activities                                                          (42,809)              (2,827)
                                                                                ------------------   ------------------

Financing Activities
    Increase (decrease) in bank indebtedness                                                 8,007               (8,577)
    Advances from related parties                                                           34,802               11,404
                                                                                ------------------   ------------------

Cash from financing activities                                                              42,809                2,827
                                                                                ------------------   ------------------

Decrease in cash during the period                                                               -                    -

Cash, beginning of the period                                                                    -                    -
                                                                                ------------------   ------------------

Cash, end of the period                                                         $                -   $                -
                                                                                ==================   ==================

Supplemental disclosure of cash flow information Cash paid during the year for:
      Interest                                                                  $                -   $                -
                                                                                ==================   ==================

      Income taxes                                                              $                -   $                -
                                                                                ==================   ==================


                             SEE ACCOMPANYING NOTES

                            ACHIEVERS MAGAZINE, INC.
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
    for the period February 13, 2003 (Date of Inception) to October 31, 2005
                             (Stated in US Dollars)
                             ----------------------

                                                                                        Accumulated
                                                                                          Foreign
                                                               Additional                 Currency      Stock
                                          Common Stock           Paid-in                 Translation Subscription
                                      ----------------------
                                      Number       Par Value     Capital       Deficit   Adjustments   Receivable         Total
                                      ------       ---------     -------       ------    -----------   ----------         -----
Common stock issued at initial
capitalization         at $0.0001   2,500,000  $       250   $         -  $         -  $           -   $       -   $       250
Common stock issued pursuant
to private placements  at $0.001    1,575,000          158         1,417            -              -           -         1,575
                     - at $0.25        33,900            3         8,472            -              -        (100)        8,375
Common stock issued pursuant
to acquisition of Achievers
Publishing Inc.                     1,000,000          100           900            -              -           -         1,000
Net loss for the period                     -            -             -      (27,859)             -           -       (27,859)
Foreign currency translation
adjustment                                  -            -             -            -         (1,319)          -        (1,319)
                               --------------  -----------   ------------  -----------  -------------   ---------   -----------

Balance, July 31, 2003              5,108,900          511        10,789      (27,859)        (1,319)        (100)     (17,978)

Net loss for the year                       -            -             -      (81,882)             -           -       (81,882)
Common stock subscription paid              -            -             -            -              -          100          100
Foreign currency translation
adjustment                                  -            -             -            -          1,696           -         1,696
                               --------------  -----------   ------------  -----------  -------------   ----------   ----------

Balance, July 31, 2004              5,108,900          511        10,789     (109,741)           377           -       (98,064)
Net loss for the year                      -             -             -     (100,853)             -           -      (100,853)
Foreign currency translation
adjustment                                 -             -             -            -          3,085           -         3,085
                              --------------  ------------   ------------  -----------  -------------   ----------   ----------

Balance, July 31, 2005             5,108,900           511        10,789     (210,594)         3,462           -      (195,832)

                                                                                                                   .../cont'd



                             SEE ACCOMPANYING NOTES

                            ACHIEVERS MAGAZINE, INC.
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
    for the period February 13, 2003 (Date of Inception) to October 31, 2005
                             (Stated in US Dollars)
                             ----------------------

                                                                      Continued

                                                                                        Accumulated
                                                                                          Foreign
                                                               Additional                 Currency      Stock
                                          Common Stock           Paid-in                 Translation Subscription
                                      ----------------------
                                      Number       Par Value     Capital       Deficit   Adjustments   Receivable         Total
                                      ------       ---------     -------       ------    -----------   ----------         -----
Balance, July 31, 2005             5,108,900           511        10,789     (210,594)         3,462           -      (195,832)

Net loss for the three-month period        -             -             -      (35,458)             -           -       (35,458)
Foreign currency translation
adjustment                                 -             -             -            -         (1,184)          -        (1,184)
                               -------------  ------------   -----------  -----------  --------------  ----------   -----------

Balance, October 31, 2005          5,108,900  $        511   $    10,789  $  (246,052) $       2,278   $       -   $  (232,474)
                               =============  ============   ===========  ===========  =============   ===========  ===========


                             SEE ACCOMPANYING NOTES

                            ACHIEVERS MAGAZINE, INC.
             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                October 31, 2005
                                   (Unaudited)
                             (Stated in US Dollars)


NOTE A - Interim Reporting

While the information presented in the accompanying interim consolidated financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented. All adjustments are of a normal recurring nature. It is suggested that these interim consolidated financial statements be read in conjunction with the Company's July 31, 2005 annual consolidated financial statements.

NOTE B - Nature and Continuance of Operations

Achievers Magazine, Inc. (the Company or Achievers Magazine (US)) was incorporated on February 13, 2003 under the laws of the State of Nevada.

The Company owns a 100% interest in Achievers Publishing Inc. (Achievers Publishing (CN)), a British Columbia, Canada corporation formed on March 11, 2003, that publishes a magazine titled "Achievers Magazine" containing articles focusing on individuals, institutions, organizations and corporations that have achieved success or are working towards it. While Achievers Magazine sells conventional advertising, it also generates additional editorial revenue through the inclusion in the magazine of individuals and companies in need of publicity.

The controlling shareholder of Achievers Magazine, Inc. was also the controlling shareholder and officer of Achievers Publishing, Inc. at the date of the business combination transaction between the two companies.

The initial issue of Achievers Magazine was printed in May 2003 and distributed to the public in June 2003.

At October 31, 2005, substantially all of the Company's assets and operations are located and conducted in Canada.

These interim consolidated financial statements have been prepared on a going concern basis. As at October 31, 2005 the Company has a working capital deficiency of $236,101, has not yet attained profitable operations and has accumulated a deficit of $246,052 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. Realization values may be substantially different from carrying values as shown in these financial statements should the Company be unable to continue as a going concern. These interim consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding will be in the form of equity financing from the sale of common stock. The Company may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding or short-term loans.

Achievers Magazine, Inc.
Notes to the Interim Consolidated Financial Statements
October 31, 2005
(Unaudited)
(Stated in US Dollars) - Page 2
 --------------------


NOTE B - Nature and Continuance of Operations - (cont'd)

The Company filed a prospectus with the Securities and Exchange Commission on form SB-2 for the registration of up to 1,768,900 common shares at $0.25 per share, subject to regulatory approval. These shares will be sold by existing shareholders and the Company will not receive any proceeds from this sale. The Company also intends to seek a listing on the United States Over-the-Counter Bulletin Board.

NOTE C - Long-term Receivable

During the year ended July 31, 2004, the Company recorded advertising revenue of $3,491 charged to a company controlled by John Plascinski, a shareholder of the Company (5% ownership interest). On July 31, 2005, the Company reclassified this amount from accounts receivable to long-term receivable as the Company agreed to allow payment to be deferred until such time as the Company obtains a listing on the OTC-BB. This amount is unsecured and bears interest at 2% per month, as is consistent with other accounts receivable. As at October 31, 2005, this account remained outstanding.

NOTE D - Bank Indebtedness

The bank indebtedness bears interest at the bank's prime lending rate plus 2% per annum, has a credit limit of CDN$30,000 (US$25,422) and is secured by all assets of the Company and a personal guarantee by Mr. Arto Tavukciyan, the Company's president.

NOTE E - Common Stock

During the three months ended October 31, 2005, the Company filed an amendment to change the par value of the common stock from $0.001 per share to $0.0001 per share. The par value and additional paid-in capital have been adjusted retroactively in conformity with the number of shares then issued.

NOTE F - Related Party Transactions

During the three months ended October 31, 2005 and 2004, the Company incurred the following expenses with directors of the Company and a private company controlled by a Company director:


                                                   Three months ended
                                                       October 31,
                                                2005                 2004
                                                ----                 ----

Executive compensation                $         18,967   $           17,556
Rent                                             3,793                3,511
                                     -----------------   ------------------

                                      $         22,760   $           21,067
                                      ================   ==================

These charges were measured by the exchange amount which is the amount agreed upon by the transacting parties.

Included in accounts payable and accrued liabilities is $2,080 (July 31, 2005:
$1,827) due to a director of the Company.

Amounts due to related parties consist of amounts due to directors and officers of the Company and a private company controlled by a Company director. These amounts are unsecured, non-interest bearing and have no specific terms of repayment.

             Changes In And Disagreements With Accountants

On August 2, 2004, S.W. Hatfield, CPA, resigned as our independent accountant. S.W. Hatfield's audit report on our financial statements for the period from our incorporation on February 13, 2003 to July 31, 2003 did not contain an adverse option or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles.

S.W. Hatfield, CPA did indicate to us that our failure to accept his recommendation that our interim financial statements be prepared to the three-month period ended October 31, 2003 rather than the five-month period ended December 31, 2003 as a principal reason for his resignation. Our Board of Directors has discussed S.W. Hatfield's concerns respecting this matter and has agreed that all further interim financial statements will be prepared on a quarterly basis as requested by the SEC.

Otherwise, for the period from our incorporation on February 13, 2003 to July 31, 2003 and the subsequent interim period to the date of the resignation on August 2, 2004, there were no disagreements with S.W. Hatfield, CPA, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to S.W. Hatfield's satisfaction, would have caused him to make reference to the subject matter of the disagreement in connection with his report.


We have authorized S.W. Hatfield, CPA to respond fully to the inquiries of our successor accountant, Amisano Hanson, Chartered Accountants, concerning the subject matter of any disagreements he has had with us.

We engaged Amisano Hanson, Chartered Accountants, as our independent accountant on October 6, 2004. We did not consult with Amisano Hanson, Chartered Accountants, prior to the date of engagement regarding the application of accounting principles, the type of audit opinion that might be rendered by Amisano Hanson, Chartered Accountants, or any other similar matter.

                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C., 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Although we are not required to deliver an annual report to security holders, we will voluntarily send an annual report, including audited financial statements, to any security holder requesting one.

Upon the effectiveness of our registration statement, we will file reports with the Securities and Exchange Commission, including annual reports on Form 10-KSB, interim reports on Form 10-QSB and current reports on Form 8-K.

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     Part II


                   Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1)      such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us,in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee   $     56.03
Transfer Agent Fees                                   $  1,500.00
Accounting fees and expenses                          $  5,000.00
Legal fees and expenses                               $  4,000.00
Edgar filing fees                                     $  1,500.00
                                                      -----------

Total                                                 $ 12,056.03
                                                      ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 2,000,000 shares of our common stock to Mr.Arto Tavukciyan and 500,000 shares to Mr. Lyndon Grove on March 14, 2003. Mr. Tavukciyan is our president, chief executive officer and a director. Mr. Grove is vice president of editorial production and a director. Mr. Tavukciyan and Mr. Grove acquired these 2,500,000 shares at a price of $0.0001 per share for total proceeds to us of $250.00. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,575,000 shares of our common stock at a price of $0.001 per share to a total of seven purchasers on March 26, 2003. The total amount received from this offering was $1,575. We completed this offering pursuant to Regulation S of the Securities Act.

On March 31, 2003, we issued 840,000 and 160,000 shares of our common stock respectively to Mr. Arto Tavukciyan and Mr. John Plaschinski in connection with our acquisition of our subsidiary, Achievers Publishing Inc., from them. Mr. Tavukciyan is our president, chief executive officer and a director. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 in exchange for a 100% interest in our subsidiary. The 1,000,000 shares of common stock are restricted shares as defined in the Securities Act and have been legended accordingly.

Section 4(2) of the Securities Act provides an exemption for a sale of securities by an issuer that does not involve any public offering. For the purposes of this transaction, Mr. Tavukciyan, our president, and his business associate, Mr. Plaschinski, were not members of the public.

In connection with this issuance, Mr. Tavukciyan and Mr. Plaschinski were provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements. They also represented to us that they were each acquiring the shares as principal for their own accounts with investment intent. They also each represented that they were sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation.

We completed an offering of 33,900 shares of our common stock at a price of $0.25 per share to a total of 24 purchasers on July 31, 2003. The total amount received from this offering was $8,475. We completed this offering pursuant to Regulation S of the Securities Act.

In conduct offerings of our shares pursuant to Regulation S, we relied upon paragraph 903(b)(3) of that regulation. We complied with the following requirements of this subsection and with the general requirements of Regulation
S:

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    Exhibits

Exhibit Number          Description

3.1                     Articles of Incorporation
3.2                     Bylaws
5.1                     Opinion of Warren J. Soloski, with content to use****
10.1                    Share Purchase Agreement dated March 31, 2003*
10.2                    Management Agreement dated March 1, 2003*
10.5                    Letter Agreement dated February 25, 2003*
10.6                    Rental Agreement**
16.1                    Letter from independent accountant****
22.1                    Subsidiary of the small business issuer***
23.1                    Consent of Amisano Hanson, Chartered Accountants

* filed as an exhibit to our registration statement on Form SB-2 dated April 19, 2004
** filed as an exhibit to our amended registration statement on Form SB-2 dated September 2, 2004
*** filed as an exhibit to our amended registration statement on Form SB-2 dated December 13, 2004
**** filed as an exhibit to our amended registration statement on Form SB-2 dated December 9, 2005


The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.


4.     That, for  determining  our liability under the Securities Act   to  any
       purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

                  (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

                  (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

                  (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on January 26, 2006.

                                     Achievers Magazine, Inc.

                                     By:/s/ Arto Tavukciyan
                                     ------------------------------
                                     Arto Tavukciyan, President, Chief
                                     Executive Officer, Principal
                                     Accounting Officer and Director


                                Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Arto Tavukciyan, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE             CAPACITY IN WHICH SIGNED             DATE

/s/ Arto Tavukciyan   President, Secretary,           January 26, 2006
--------------------- Chief Executive Officer,
Arto Tavukciyan       Chief Financial Officer,
                      principal financial officer,
                      principal accounting officer
                      and Director


/s/ Lyndon Grove      Vice President of Editorial    January 26, 2006
--------------------  Production and Director
Lyndon Grove


/s/ Alexander Ozer    Vice President of Promotion    January 26, 2006
--------------------  and Marketing
Alexander Ozer